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                                                                   EXHIBIT 10.51

                                   CAMINUS LLC

                                 AMENDMENT NO. 2

                             TO EMPLOYMENT AGREEMENT

     This Amendment No. 2 to Employment Agreement is made as of January 14, 2000, by and between Dr. Michael Morrison (the "Employee") and Caminus Limited, a company incorporated in the United Kingdom whose registered office is Caminus House, Castle Park, Cambridge CB3 ORA, United Kingdom. (the "Company"), and amends the Service Agreement by and between the Employee and the Company., dated as of May 12, 1998 (the "Agreement").

In conjunction with an Initial Public Offering ("IPO") of Caminus Corporation ("Caminus") the following are agreed to:

     1. Commencing January 31, 2000 the Employee's Base Salary (as defined in the Agreement) shall be Pound Sterling 136,500 per annum, payable in accordance with the terms of the Agreement.

     2. Commencing January 31, 2000 the second sentence in Section 3.1 of the Agreement which reads "The Employee shall be entitled to an annual bonus payment (which is targeted at Pound Sterling 83,000) in addition to his salary and other benefits, with the actual bonus amount to be based upon a review of performance by the Board following the conclusion of each year" will hereby be deleted.

     3. The Employee within ten days after the IPO will receive a one-time bonus of Pound Sterling 131,977.

     4. In the event that the IPO does not close by January 31, 2000 the one time bonus amount in Section 3 above will be recalculated using the same assumptions and methodology, adjusting the calculation for the numbers of days between January 31, 2000 and the IPO date. Additionally, the Employee's new Base salary will commence on the IPO date.

     5. Except as set forth above, the Agreement shall remain in full force and effect.

     EXECUTED as of the date set forth above.

                                               CAMINUS LLC

                                                 /s/ Mark A. Herman
                                               -----------------------------
                                               By:  Mark A. Herman
                                               Its: CFO

                                               EMPLOYEE

                                                /s/ Michael B. Morrison
                                               -----------------------------
                                               Dr. Michael Morrison